                                  Exhibit 32.2

                           CERTIFICATIONS REQUIRED BY
               RULE 13a-14(b)/15d-14(b) AND 18 U.S.C. SECTION 1350

In connection with the quarterly report of Universal Display Corporation (the "Company") on Form 10-Q for the quarterly period ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Sidney D. Rosenblatt, Executive Vice President and Chief Financial Officer of the Company, hereby certify, based on my knowledge, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date:    August 13, 2003              By:  Sidney D. Rosenblatt
                                           -------------------------------------
                                           Sidney D. Rosenblatt
                                           Executive Vice President and
                                           Chief Financial Officer